UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

	FORM	8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

March 15, 2021
Date of Report (Date of Earliest Event Reported)

HEWLETT PACKARD ENTERPRISE COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-37483		47-3298624
(State or other jurisdiction of incorporation)	(Commission File Number)		(I.R.S. Employer Identification No.)

11445 COMPAQ CENTER WEST DRIVE	HOUSTON	TX	77070
(Address of principal executive offices)			(Zip code)

(650)	687-5817
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	HPE	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On March 15, 2021, Hewlett Packard Enterprise Company (the "Company") granted Tarek Robbiati an equity award consisting of (i) 233,645 restricted stock units, which vest in two equal tranches on December 15 of each 2021 and 2022, subject to continued service, and (ii) a target number of 233,645 performance-based restricted stock units (“PARSUs”,) which vest in three equal tranches on December 15 of each of 2021, 2022, and 2023, subject to continued service and the Company’s achievement of predetermined goals related to non-GAAP net income, subject further to a multiplier based on the Company’s achievement of relative total shareholder return (“TSR”) performance against the S&P 500 constituents. The actual number of shares that Mr. Robbiati receives pursuant to the vesting of each tranche of PARSUs may range from 0% to 200% of target shares for such tranche. In addition, effective as of the beginning of fiscal year 2021, Mr. Robbiati’s base salary has been increased to $850,000, and his target annual incentive award has been increased to 150% of base salary. Finally, the fair value of Mr. Robbiati’s annual long-term incentive grant for fiscal year 2022, which the Company expects to award in December 2021, is $5.5 million.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEWLETT PACKARD ENTERPRISE COMPANY

DATE: March 17, 2021	By:	/s/ RISHI VARMA
	Name:	Rishi Varma
	Title:	Senior Vice President, General Counsel and Corporate Secretary